UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported):  January 3, 2011

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                               000-50884                                                            94-3120386

                  (Commission File Number)                              (IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri                                    63108

       (Address of Principal Executive Offices)                                                       (Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

On January 3, 2011 Stereotaxis, Inc. (the “Company”) entered into a Sixth Amendment and Catheter and Mapping System Extension to the Development Alliance and Supply Agreement (the “Agreement”) with Biosense Webster, Inc. (“Biosense Webster”) which amends the terms of certain agreements between the Company and Biosense Webster.

The Agreement extends Biosense Webster’s rights to distribute certain products that have been developed under previous collaboration activities between the Company and Biosense Webster on an exclusive basis until December 15, 2015 and thereafter on a nonexclusive basis through December 31, 2018.  Biosense Webster’s rights to distribute such products in Japan is extended on an exclusive basis to the later of December 31, 2017 or five years after the date of approval of the applicable product for sale in Japan and on a nonexclusive basis to the later of December 31, 2020 or eight years after the date of approval of the applicable product for sale in Japan. The Agreement updates the parties’ revenue sharing arrangement in accordance with such extension.

Biosense Webster and the Company also agreed to collaborate to develop a new product based on Biosense Webster’s next generation irrigated catheter.  Biosense Webster agreed to pay the Company a portion of the revenues from sales of the new product.  Biosense Webster would have worldwide rights to distribute the new product on an exclusive basis through December 31 of the year in which the fifth anniversary of US FDA approval for sale of the new product occurs and on a nonexclusive basis through December 31 of the year in which the eighth anniversary of US FDA approval for sale of the new product occurs.

Under the Agreement Biosense Webster agreed to pursue an expanded indication in the U.S. for the Navistar® RMT Thermocool catheter for the treatment of atrial fibrillation.  Biosense Webster and the Company agreed to cooperate to seek other additional regulatory approvals for certain other existing products, as well as regulatory approvals for the new product that the parties have agreed to develop.

Either party may terminate the Agreement in certain specified “change of control” situations involving the Company, although the termination would not be effective until one year after the change of control. If either party terminates the Agreement under this provision, the Company must pay a termination fee to Biosense Webster equal to 5% of the total equity valuation of Stereotaxis in the change of control transaction, up to a maximum of $10 million.  If a change of control of the Company occurs after Biosense Webster has received approval from the US FDA for atrial fibrillation indication for the Navistar® RMT Thermocool catheter as described above, the Company would be required to pay an additional $10 million fee to Biosense Webster, and termination of the Agreement by either party would not be effective until two years after the change of control.

The Company has had an alliance with Biosense Webster since May 2002 to integrate Biosense Webster’s 3D catheter location sensing technology with the Company’s instrument control system, and to jointly develop associated location sensing electrophysiology mapping and ablation catheters that are navigable with the Company’s Niobe Magnetic Navigation System.  This alliance was expanded in November 2003 to include the parallel integration of the Company’s instrument control technology with Biosense Webster’s line of non-location sensing mapping and ablation catheters.

In July 2008, Biosense Webster agreed to advance $10 million to the Company and allowed the Company to defer up to $8 million of payments due to Biosense Webster for research and development related to jointly developed products. Repayment of these advances and deferred payments, together with interest (the “Obligations”), will be recouped by Biosense Webster from revenue share payments  otherwise owing to the Company on the sale of magnetically enabled co-developed catheters or through periodic minimum payments. If not fully recouped, any remaining Obligations will be due to Biosense Webster on December 31, 2011.  At September 30, 2010, the remaining balance of the Obligations was $9.6 million.

Item 7.01.       Regulation FD Disclosure

On January 5, 2011, the Company issued a press release (the “Press Release”) regarding the Agreement. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

Forward Looking Statements and Additional Information

Statements made herein or incorporated herein that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included or incorporated herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause events or the Company’s actual performance or achievements to be materially different than those projected by the Company. For a full discussion of these risks, uncertainties and factors, the Company encourages you to read its documents on file with the SEC. Except as required by law, the Company does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The information furnished in this Item 7.01 (including the press release attached as Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. In addition, this report (including the press release attached as Exhibit 99.1) shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Item 9.01.       Financial Statements and Exhibits

Exhibits.

99.1	Stereotaxis, Inc. Press Release dated January 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        STEREOTAXIS, INC.

Date:   January 5, 2011                                    By:   /s/ Daniel J. Johnston

                                                            Name:  Daniel J. Johnston

                                                            Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Stereotaxis, Inc. Press Release dated January 5, 2011.